UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): May 26, 2004

PAINCARE HOLDINGS, INC.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

FLORIDA	1-14160	(06-1110906)
(STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)	(COMMISSION FILE NUMBER)	(IRS EMPLOYER IDENTIFICATION NUMBER)

37 N. ORANGE AVENUE, SUITE 500

ORLANDO, FLORIDA 32801

(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES INCLUDING ZIP CODE)

(407) 926-6615

(REGISTRANT’S TELEPHONE NUMBER, INCLUDING AREA CODE)

(407) 926-6616

(REGISTRANT’S FACSIMILE NUMBER, INCLUDING AREA CODE)

WWW.PAINCAREINC.COM

(REGISTRANT’S WEBSITE ADDRESS)

ITEM 2 ACQUISITION OR DISPOSITION OF ASSETS

On May 26, 2004, we announced we completed the purchase of the non-medical assets of Georgia Pain Physicians, P.C. (“GPP”), a comprehensive pain management practice with three medical offices serving Atlanta, Georgia and surrounding communities, and the merger with Georgia Surgery Centers, Inc. (“GSC”), which owns and operates three certified ambulatory surgery centers at the same locations. In connection with the purchase of the non-medical assets of GPP, PainCare, through one of its wholly owned subisidaries, will provide ongoing management and administrative services to the successor to GPP’s medical practice. The capital stock of GSC was acquired in a merger transaction from Robert E. Windsor, the shareholder. Dr. Windsor has no prior relationship with us.

Total consideration paid to the shareholder of GPP and GSC is $4,500,000, with 50% of the total consideration in cash and 50% in PainCare’s common stock. $1,125,000 is to be paid on the closing date and 462,164 of PainCare common shares was paid into trust (pending certain conditions subsequent) with the remaining one-half of the merger consideration ($2,250,000) payable pro-rata over three years conditioned upon certain strict performance factors of GPP and its shareholder. PainCare will fund the cash portion of the initial purchase price from the proceeds of the recently completed $5,000,000 follow-on financing by Laurus Master Fund, Ltd.

The acquisition has been accounted for using the purchase method of accounting.

ITEM 7 FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

The financial statements and the pro forma financial information are in process of being prepared and will be filed as an amendment to this report as soon as practicable, but no later than July 24, 2004.

Exhibits	Material Contracts
Exhibit 10.1	Agreement of Purchase and Sale

Exhibit 10.2	Merger Agreement and Plan of Reorganization

Exhibit 99.1	Press Release dated May 26, 2004

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

PAINCARE HOLDINGS, INC.

Date: May 26, 2004	By:	/s/ RANDY LUBINSKY
Chief Executive Officer and Director

Date: May 26, 2004	By:	/s/ MARK SZPORKA
Chief Financial Officer, Secretary and Director

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